ITEM 77I
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus dated May 6, 2005, as amended June 30, 2005, regarding Absolute Strategies Fund, as filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497(e) of the Securities Act of 1933, as amended (the "Securities Act") on June 30, 2005, accession number 0001275125-05-000323, is incorporated by reference into, and legally part of and this Form N-SAR.

The Statement of Additional Information dated May 6, 2005, as amended July 29, 2005, regarding Absolute Strategies Fund, as filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497(e) of the Securities Act on July 29, 2005, accession number 0001275125-05-000361, is incorporated by reference into, and legally part of and this Form N-SAR.